CITIZENSSELECT FUNDS

CERTIFICATE OF Amendment

Conversion and Termination of Classes of Shares
of Beneficial Interest

The undersigned, being a Vice President and Assistant Secretary of CitizensSelect Funds, a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article III, Section 1 of the Trust's Amended and Restated Agreement and  Declaration of Trust dated February 14, 2002 (the "Declaration of Trust") and by the affirmative vote of a majority of the Trustees at a meeting duly called, the Trust's Board of Trustees converted and terminated the offering of three existing classes of Shares (as that term is defined in the Declaration of Trust) of beneficial interest of Dreyfus Prime Money Market Fund, a series of the Trust (the "Fund"), as follows:

1.      All "Citizens" shares, "Class B" shares and "Class C" shares of the Fund were converted into "Class A" shares of the Fund and each terminated as a separate class of Shares.

2.      The existing Shares of the Fund continue to be designated as "Class A" shares of the Fund.

3.      Class A shares of the Fund shall continue to be entitled to all of the rights and preferences accorded to Shares of the Trust under the Declaration of Trust.

4.      The purchase price of Class A shares of the Fund, the method of determining the net asset value of such class of Shares and the relative dividend rights of holders of such class of Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, as in effect at the time of issuance of such Shares.

This Certificate of Amendment to the Declaration of Trust shall become effective on August 31, 2017.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 27th day of July, 2017.

                                                                        CITIZENSSELECT FUNDS

                                                                        By:  /s/ Jeff Prusnofsky
                                                                                           Name: Jeff Prusnofsky
                                                                                    Title:  Vice President and Assistant Secretary

STATE OF NEW YORK       )

                                                :  ss.:

COUNTY OF NEW YORK  )

On this 27th day of July, 2017, before me personally came Jeff Prusnofsky, to me personally known, who, being by me duly sworn, did say that he is a Vice President and Assistant Secretary of the above-referenced Trust and who duly acknowledged to me that he had executed the foregoing instrument as his free act and deed on behalf of the Trust.

/s/ Gina M.Gomes

Gina M. Gomes

Notary Public